UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2010 (February 11, 2010)
BELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

California	001-11471	95-2039211

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN	46240

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 11, 2010, Bell Industries, Inc. (the “Company”) entered into Amendment Number Seven to its credit agreement with Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc. (the “Seventh Amendment”). The Seventh Amendment extended the expiration date on the revolving credit facility to March 31, 2011, revised the financial profitability and capital expenditure covenants for the year ended December 31, 2010, and increased the size of the facility from $10.0 million to $12.5 million during the period from July 15, 2010 to and including September 14, 2010. A copy of the Seventh Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Seventh Amendment is qualified in its entirety by the foregoing exhibit.
Also, on February 11, 2010, the Company entered into Amendment Number Two to Second Amended and Restated Convertible Promissory Note, between the Company and BI Holdings, L.P., the successor payee to Newcastle Partners, L.P. (the “Second Amendment”). The Second Amendment revised the financial profitability covenants for each of the quarters during the year ended December 31, 2010 and increased the limitation on the indebtedness covenant to $13.0 million. A copy of the Second Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference. The description of the Second Amendment is qualified in its entirety by the foregoing exhibit.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1 — Amendment Number Seven to Credit Agreement, dated as of February 11, 2010, between the Company and Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc.
10.2 — Amendment Number Two to Second Amended and Restated Convertible Promissory Note, dated as of February 11, 2010, between the Company and BI Holdings, L.P. (the successor payee to Newcastle Partners, L.P).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: February 18, 2010	By:	/s/ Clinton J. Coleman
		Name:	Clinton J. Coleman
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment Number Seven to Credit Agreement, dated as of February 11, 2010, between the Company and Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc.

10.2	Amendment Number Two to Second Amended and Restated Convertible Promissory Note, dated as of February 11, 2010, between the Company and BI Holdings, L.P. (the successor payee to Newcastle Partners, L.P.)

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